HUDSON CITY BANCORP, INC.
                    2004 EMPLOYMENT INDUCEMENT STOCK PROGRAM
                            J. CHRISTOPHER NETTLETON
                             STOCK OPTION AGREEMENT


J. Christopher Nettleton
-----------------------------                    -------------------------------
Name                                             Social Security Number


--------------------------------------------------------------------------------
Street Address


------------------------------             -------------         ---------------
City                                       State                 Zip Code

This Stock Option Agreement is intended to set forth the terms and conditions on which a Stock Option has been granted. Set forth below are the specific terms and conditions applicable to this Stock Option. Attached as Exhibit A are its general terms and conditions.

             Option Grant                    (A)            (B)             (C)            (D)            (E)
--------------------------------------- -------------- --------------- -------------- -------------- ---------------
Grant Date:                                4/15/04        4/15/04         4/15/04        4/15/04        4/15/04
--------------------------------------- -------------- --------------- -------------- -------------- ---------------

Class of Optioned Shares*                  Common          Common         Common         Common          Common
--------------------------------------- -------------- --------------- -------------- -------------- ---------------

No. of Optioned Shares*                    8,000           8,000          8,000          8,000           8,000
--------------------------------------- -------------- --------------- -------------- -------------- ---------------

Exercise Price per Share*
--------------------------------------- -------------- --------------- -------------- -------------- ---------------

Option Type (ISO or NQSO)                   NQSO            NQSO           NQSO           NQSO            NQSO
--------------------------------------- -------------- --------------- -------------- -------------- ---------------

               VESTING:
--------------------------------------- -------------- --------------- -------------- -------------- ---------------

Earliest Exercise Date*                   01/13/05        01/13/06       01/13/07       01/13/08        01/13/09
--------------------------------------- -------------- --------------- -------------- -------------- ---------------

Option Expiration Date*                    4/14/14        4/14/14         4/14/14        4/14/14        4/14/14

* Subject to adjustment as provided in the Hudson City Bancorp, Inc., 2000 Stock Option Plan and the General Terms and Conditions

By signing where indicated below, Hudson City Bancorp, Inc. (the "Company") grants this Stock Option upon the specified terms and conditions, and the Optionee acknowledges receipt of this Stock Option Agreement, including Exhibit A, and agrees to observe and be bound by the terms and conditions set forth herein and acknowledges receipt of a copy of the related Prospectus dated April 16, 2004.

HUDSON CITY BANCORP, INC.                        OPTIONEE


By
      ---------------------------                ----------------------------
      Name:  Ronald E. Hermance, Jr.             Name: J. Christopher Nettleton
      Title:  President & Chief Executive
              Officer

INSTRUCTIONS: This Agreement should be completed by or on behalf of the Compensation Committee. Any blank space intentionally left blank should be crossed out. An option grant consists of a number of optioned shares with uniform terms and conditions. Where options are granted on the same date with varying terms and conditions (for example, varying exercise prices or earliest exercise dates), the options should be recorded as a series of grants each with its own uniform terms and conditions.

                                                                       EXHIBIT A

                            HUDSON CITY BANCORP, INC.
                    2004 EMPLOYMENT INDUCEMENT STOCK PROGRAM
               STOCK OPTION AGREEMENT FOR J. CHRISTOPHER NETTLETON
               ---------------------------------------------------

                          GENERAL TERMS AND CONDITIONS

         SECTION 1. OPTION SIZE AND TYPE. The number of shares of Common Stock, par value $.01 per share ("Shares"), that have been optioned to you is specified in this Stock Option Agreement. If the "Option Type" shown for your stock option is "ISO", then your stock option has been designed with the intent that it qualify to the maximum permissible extent for the special tax benefits applicable to incentive stock options under the Internal Revenue Code of 1986. If the "Option Type" shown for your stock options is "NQSO", then incentive stock option tax treatment is not applicable.

         SECTION 2. EXERCISE PRICE. The Exercise Price for your stock options is the price per Share at which you may acquire the Shares that have been optioned to you and is specified in this Stock Option Agreement. As a general rule, the Exercise Price for your stock options will not change unless there is a stock split, stock dividend, merger or other major corporate event that justifies an adjustment.

         SECTION 3.  VESTING.

                  (A) EARLIEST EXERCISE DATE. You may not exercise your stock options until they are vested. The date on which your stock options become vested is specified in this Stock Option Agreement as the Earliest Exercise Date. As a general rule, you must be in the service of the Company on an Earliest Exercise Date in order to be vested in the stock options that vest on that date. You may acquire the Shares that have been optioned to you by exercising your stock options at any time during the period beginning on the Earliest Exercise Date and continuing until the applicable Option Expiration Date, by completing and filing the Notice of Exercise of Stock Option that is attached to this Stock Option Agreement as Appendix A and by following the procedures outlined therein.

                  (B) FORFEITURES. If you terminate service with the Company prior to an Earliest Exercise Date, you will forfeit any stock options that are scheduled to vest on that date. When you forfeit stock options, you relinquish any and all rights that you have to acquire the Shares that were optioned to you.

                  (C) ACCELERATED VESTING. All of your outstanding stock options that have not previously vested will become fully and immediately vested, without any further action on your part, in the event of your death or Disability (as defined in the Hudson City Bancorp, Inc. 2000 Stock Option Plan (the "Plan") before your termination of service with the Company. In addition, if your service terminates due to Retirement (as defined in the Plan) or if a Change in Control (as defined in the Plan) occurs before you terminate service with the Company, then any stock options not theretofore forfeited shall become immediately vested on the date of your Retirement or the Change in Control. If vesting accelerates, the accelerated vesting date will be the applicable Earliest Exercise Date. You may designate a beneficiary to inherit your rights to any vested, unexercised stock options that are outstanding to you at your death using the Beneficiary Designation attached as Appendix B.

         SECTION 4. OPTION EXPIRATION DATE. To derive any benefit from your stock options, you must exercise them during the period that begins on the applicable Earliest Exercise Date and ends on the Option Expiration Date. The Option Expiration Date for your stock options is specified in this Stock Option Agreement. Your Option Expiration Date may be accelerated in the event of your termination of service with the Company as follows:

                  (A) OPTIONS GRANTED TO ELIGIBLE EMPLOYEES. Your stock options will expire on the earliest of (i) the Option Expiration Date, (ii) three months after your termination of service with the Company for any reason other than death, Disability (as defined in the Plan), Retirement (as defined in the Plan), or Termination for Cause (as defined in the Plan); (iii) one year after your termination of service due to death, Disability or Retirement; and (iv) the date and time of your Termination for Cause.

                  (B) OPTIONS GRANTED TO OUTSIDE DIRECTORS. Your stock options will expire on the earlier of (i) the Option Expiration Date and (ii) the date and time of your removal as a director for cause under the Company's By-laws.

To qualify for the favorable tax treatment accorded to incentive stock options, you (or, in the event of your death, your estate or designated beneficiaries) must exercise any stock options that are designated as ISOs within three months after you terminate service as a common-law employee of the Company and its subsidiaries for any reason other than death or disability and within one year after you terminate service as common-law employee due to your death or disability. If they are exercised later, they will be subject to tax as if they were designated as NQSOs.

         SECTION 5. AMENDMENT. This Agreement may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between the Company and you.

         SECTION 6. PLAN PROVISIONS CONTROL. This Agreement and the rights and obligations created hereunder shall be subject to all of the terms and conditions of the Plan that would apply if this stock option had been granted under the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the terms of the Plan, which are incorporated herein by reference, shall control. Capitalized terms in this agreement have the meaning defined in the Plan, as amended from time to time, unless stated otherwise. By signing this Agreement, you acknowledge receipt of a copy of the Plan and a copy of the Prospectus for this stock option dated April 16, 2004.

        APPENDIX A TO STOCK OPTION AGREEMENT FOR J. CHRISTOPHER NETTLETON
                       NOTICE OF EXERCISE OF STOCK OPTION

--------------------------------------------------------------------------------
USE THIS NOTICE TO INFORM HUDSON CITY BANCORP, INC. THAT YOU ARE EXERCISING YOUR RIGHT TO PURCHASE SHARES OF COMMON STOCK ("SHARES") OF HUDSON CITY BANCORP, INC. PURSUANT TO AN OPTION ("OPTION") GRANTED UNDER THE STOCK OPTION AGREEMENT BETWEEN HUDSON CITY BANCORP, INC. AND J. CHRISTOPHER NETTLETON DATED APRIL 15, 2004 (THE "OPTION AGREEMENT"). IF YOU ARE NOT THE PERSON TO WHOM THE OPTION WAS GRANTED ("OPTION RECIPIENT"), YOU MUST ATTACH TO THIS NOTICE PROOF OF YOUR RIGHT TO EXERCISE THE OPTION GRANTED UNDER THE STOCK OPTION AGREEMENT. THIS NOTICE SHOULD BE PERSONALLY DELIVERED OR MAILED BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED TO: HUDSON CITY BANCORP, INC., WEST 80 CENTURY ROAD, PARAMUS, NEW JERSEY 07652, ATTENTION: CORPORATE SECRETARY. THE EFFECTIVE DATE OF THE EXERCISE OF THE OPTION SHALL BE THE EARLIEST DATE PRACTICABLE FOLLOWING THE DATE THIS NOTICE IS RECEIVED BY HUDSON CITY BANCORP, INC. BUT IN NO EVENT MORE THAN THREE DAYS AFTER SUCH DATE ("EFFECTIVE DATE"). EXCEPT AS SPECIFICALLY PROVIDED TO THE CONTRARY HEREIN, CAPITALIZED TERMS SHALL HAVE THE MEANINGS ASSIGNED TO THEM UNDER THE HUDSON CITY BANCORP, INC. 2000 STOCK OPTION PLAN (THE "PLAN").

OPTION INFORMATION      IDENTIFY BELOW THE OPTION THAT YOU ARE EXERCISING BY
                        PROVIDING THE FOLLOWING INFORMATION FROM THE STOCK
                        OPTION AGREEMENT.

         NAME OF OPTION RECIPIENT:  J. Christopher Nettleton
                                    --------------------------------------------
         OPTION GRANT DATE:         ________________, __________
                                     (MONTH AND DAY)   (YEAR)

                                    EXERCISE PRICE PER SHARE:    $_________.____

EXERCISE PRICE          COMPUTE THE EXERCISE PRICE BELOW AND SELECT A METHOD OF
                        PAYMENT.

         TOTAL EXERCISE PRICE ________________ x $__________.______ = $____________________
                              (No. of Shares)     (Exercise Price)     Total Exercise Price

         METHOD OF PAYMENT
               |_|    I enclose a certified check, money order, or bank draft payable to the order of       $____________________
                      Hudson City Bancorp, Inc. in the amount of

               |_|    I enclose Shares duly endorsed for transfer to Hudson City Bancorp, Inc. with all     $____________________
_______________       stamps attached and having a fair market value of
                      Total Exercise Price                                                                  $____________________

ISSUANCE OF CERTIFICATES

I hereby direct that the stock certificates representing the Shares purchased pursuant to the above instructions be issued to the following person(s) in the amount specified below:

                           NAME AND ADDRESS                                          SOCIAL SECURITY NO.          NO. OF SHARES
------------------------------------------------------------------------------          -           -
------------------------------------------------------------------------------ --------- ----------- --------- ---------------------

------------------------------------------------------------------------------          -           -
------------------------------------------------------------------------------ --------- ----------- --------- ---------------------

WITHHOLDING ELECTIONS FOR EMPLOYEE OPTION RECIPIENTS WITH NON-QUALIFIED STOCK OPTIONS ONLY. BENEFICIARIES SHOULD NOT COMPLETE.

I understand that I am responsible for the amount of federal, state and local taxes required to be withheld with respect to the Shares to be issued to me pursuant to this Notice, but that I may request Hudson City Bancorp, Inc. to retain or sell a sufficient number of such Shares to cover the amount to be withheld. I hereby request that any taxes required to be withheld be paid in the following manner [check one]:

              |_| With a certified or bank check that I will deliver to the Hudson City Bancorp, Inc. on the day after the Effective Date of my Option exercise.

              |_| With the proceeds from a sale of Shares that would otherwise be distributed to me.

              |_|    Retain shares that would otherwise be distributed to me.

I understand that the withholding elections I have made on this form are not binding on the Compensation Committee, and that the Compensation Committee will decide the amount to be withheld and the method of withholding and advise me of its decision prior to the Effective Date. I further understand that the Compensation Committee may request additional information or assurances regarding the manner and time at which I will report the income attributable to the distribution to be made to me. I further understand that if I have elected to have Shares sold to satisfy tax withholding, I may be asked to pay a minimal amount of such taxes in cash in order to avoid the sale of more Shares than are necessary.

COMPLIANCE WITH TAX AND SECURITIES LAWS

             I understand that I must rely on, and consult with, my own tax and legal counsel (and not Hudson City Bancorp, Inc.) regarding the
S   H        application of all laws -- particularly tax and securities laws --
I   E        to the transactions to be effected pursuant to my Option and this
G   R        Notice. I understand that I will be responsible for paying any
N   E        federal, state and local taxes that may become due upon the sale
             (including a sale pursuant to a "cashless exercise") or other disposition of Shares issued pursuant to this Notice and that I must consult with my own tax advisor regarding how and when such income will be reportable.

             _______________________________________        ___________________
                       Signature                                   DATE


--------------------------------------------------------- INTERNAL USE ONLY --------------------------------------------------------
Received  [CHECK ONE]:                     |_| By Hand                |_| By Mail Post Marked       ________________________________
                                                                                                                   DATE OF POST MARK

________________________________________________________________________                            ________________________________
                           AUTHORIZED SIGNATURE                                                                      DATE OF RECEIPT

        APPENDIX B TO STOCK OPTION AGREEMENT FOR J. CHRISTOPHER NETTLETON

                          BENEFICIARY DESIGNATION FORM

--------------------------------------------------------------------------------

GENERAL            USE THIS FORM TO DESIGNATE THE  BENEFICIARY(IES) WHO WILL
INFORMATION        RECEIVE  VESTED STOCK OPTIONS  OUTSTANDING TO YOU AT THE TIME
                   OF YOUR DEATH.

Name of Person
Making Designation  J. Christopher Nettleton  Social Security Number ___--__--__
                    ------------------------

BENEFICIARY     COMPLETE SECTIONS A AND B. IF NO PERCENTAGE SHARES ARE
DESIGNATION     SPECIFIED, EACH BENEFICIARY IN THE SAME CLASS (PRIMARY
                OR CONTINGENT) SHALL HAVE AN EQUAL SHARE. IF ANY DESIGNATED
                PREDECEASES YOU, THE SHARES OF EACH REMAINING BENEFICIARY IN THE
                SAME CLASS (PRIMARY OR CONTINGENT) SHALL BE INCREASED
                PROPORTIONATELY.

A. PRIMARY BENEFICIARY(IES). I hereby designate the following person(s) as my primary Beneficiary(ies), reserving the right to change or revoke this designation at any time prior to my death:

                    NAME                                        ADDRESS                 RELATIONSHIP      BIRTH DATE       SHARE
                                            -------------------------------------------
------------------------------------------- ------------------------------------------- --------------- --------------- -----------%

                                            -------------------------------------------
------------------------------------------- ------------------------------------------- --------------- --------------- -----------%

                                            -------------------------------------------
------------------------------------------- ------------------------------------------- --------------- --------------- -----------%
                                                                                                                        Total = 100%

B. CONTINGENT BENEFICIARY(IES). I hereby designate the following person(s) as my contingent Beneficiary(ies) to receive benefits only if all of my primary Beneficiaries should predecease me, reserving the right to change or revoke this designation at any time prior to my death with respect to all outstanding Stock
Option:

                    NAME                                        ADDRESS                 RELATIONSHIP      BIRTH DATE       SHARE
                                            -------------------------------------------
------------------------------------------- ------------------------------------------- --------------- --------------- -----------%

                                            -------------------------------------------
------------------------------------------- ------------------------------------------- --------------- --------------- -----------%

                                            -------------------------------------------
------------------------------------------- ------------------------------------------- --------------- --------------- -----------%
                                                                                                                        Total = 100%

               I understand that this Beneficiary Designation shall be
               effective only if properly completed and received by the
               Corporate Secretary of Hudson City Bancorp, Inc. prior to my death. I also understand that an effective Beneficiary
               designation revokes my prior designation(s) with respect to
    S    H     all outstanding Stock Options.
    I    E
    G    R
    N    E     _________________________________________     ___________________
                          YOUR SIGNATURE                             DATE

--------------------------------------------------------- INTERNAL USE ONLY --------------------------------------------------------
This Beneficiary  Designation was received by the Corporate  Secretary                                Comments
of Hudson City Bancorp, Inc. on the date indicated.



By
  -----------------------------------------------------------------------------
         AUTHORIZED SIGNATURE                           DATE